Exhibit 99.1

NeuBase Therapeutics Announces Promotion of Dr. William Mann to President and COO

PITTSBURGH and CAMBRIDGE, Mass., June 29, 2022 – NeuBase Therapeutics, Inc. (Nasdaq: NBSE) (“NeuBase” or the “Company”), a biotechnology platform company Drugging the Genome™ to address disease at the base level using a new class of precision genetic medicines, today announced the promotion of William (Bill) Mann, Ph.D. to President of the Company, effective immediately. Dr. Mann will also continue to serve as NeuBase’s Chief Operating Officer.

“Since joining NeuBase as our Chief Operating Officer in July 2020, Dr. Mann has played an integral role in the advancement of the Company’s PATrOL™ platform and pipeline of therapeutic programs to treat myotonic dystrophy type 1, Huntington’s disease, and KRAS-driven cancers,” said Dietrich A. Stephan, Ph.D., Founder, Chief Executive Officer, and Chairman of NeuBase. “I look forward to continuing our work together as we employ NeuBase’s platform to design and develop novel genetic medicines that target and rescue gene dysfunctions and drive clinically impactful outcomes in rare and common diseases.”

Prior to joining NeuBase, Dr. Mann served as the President, CEO, and board member of Helsinn Therapeutics U.S., where he transformed the development-focused company into a profitable commercial entity with a portfolio that included Aloxi®, Akynzeo®, Halaven®, and Zykadia®. Prior to Helsinn, he was Vice President of Corporate Development at Sapphire Therapeutics, where he led several business development transactions, including the licensing of anamorelin to Ono Pharmaceutical Co, Ltd., and played a key role in the sale of the company to Helsinn Healthcare SA. Also in this role, Dr. Mann managed the international Phase 2B study of anamorelin, which is now approved in Japan as Adlumiz® for the treatment of cancer cachexia. Dr. Mann began his professional career at Novartis, where he led a multidisciplinary drug discovery program and later served as Director of Business Development. He received bachelor and doctorate degrees in biochemistry from the University of Aberdeen, Scotland, completed postdoctoral studies at The Rockefeller University, and obtained an MBA from Rutgers University.

About NeuBase Therapeutics

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines that Drug the Genome™. The Company’s therapies are built on a proprietary platform called PATrOL™ that encompasses a novel peptide-nucleic acid antisense oligonucleobase technology combined with a novel delivery shuttle that overcome many of the hurdles to selective mutation engagement, repeat dosing, and systemic delivery of genetic medicines. With an initial focus on silencing disease-causing mutations in debilitating neurological, neuromuscular, and oncologic disorders, NeuBase is committed to redefining medicine for the millions of patients with both common and rare conditions, who currently have limited to no treatment options. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These forward-looking statements include, among others, the potential and prospects of the Company’s proprietary PATrOL™ platform. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company's plans to develop and commercialize its product candidates; the timing of initiation of the Company's planned clinical trials; the risks that prior data will not be replicated in future studies; the timing of any planned investigational new drug application or new drug application; the Company's plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company's product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:	NeuBase Media Contact:
Dan Ferry	Jessica Yingling, Ph.D.
Managing Director	President
LifeSci Advisors, LLC	Little Dog Communications Inc.
daniel@lifesciadvisors.com	jessica@litldog.com
OP: (617) 430-7576	OP: (858) 344-8091